Exhibit 99.1
CORMEDIX THERAPEUTICS REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

‒ Q2 2026 Consolidated Revenue of $101.9 million ‒

‒ Q2 2026 Net Income of $26.0 million; Adjusted EBITDA of $58.7 million ‒

‒ Company Maintains FY 2026 Revenue and Raises Adjusted EBITDA Guidance ‒

‒ Conference Call Scheduled for Today at 8:30 a.m. Eastern Time ‒

Parsippany, NJ – August 13, 2026 – CorMedix Therapeutics (Nasdaq: CRMD) today announced financial results for the second quarter ended June 30, 2026, and provided an update on its business.
Recent Corporate Highlights:
•CorMedix announces $101.9 million of total revenue and grant income ("consolidated revenue") for the second quarter of 2026, reflecting strong second quarter execution and positive underlying demand trends. The Company also recognized net income of $26.0 million and adjusted EBITDA of $58.7 million (1). Basic and fully diluted EPS were $0.33 and $0.29 per share, respectively, for the quarter.

•DefenCath® (taurolidine and heparin) sales contributed $66.1 million of net revenue in the second quarter, driven by continued utilization of DefenCath by large outpatient dialysis customers. The acquired Melinta portfolio contributed $35.8 million.

•CorMedix announced today that in collaboration with our global development partner Mundipharma, the company anticipates FDA submission of the sNDA for an expanded indication of REZZAYO for the prophylaxis of invasive fungal disease in the third quarter of this year. Provided the application is accepted for FDA review, the Company anticipates agency action on the application in H1 2027.

•The Company signed a new multi-year commercial supply agreement for DefenCath® with a Large Dialysis Operator (LDO), expanding the company’s commercial contract footprint to include all of the top 5 providers of dialysis services in the U.S. market. The LDO has commenced ordering of DefenCath® and will begin a pilot in the third quarter this year.

•The Company maintains full-year 2026 consolidated revenue guidance of $325 to $345 million, and raises full-year adjusted EBITDA guidance to a range of $125 to $140 million. Cash OpEx guidance is narrowed to a range of $145 to $155 million.

•Cash and short-term investments, excluding restricted cash, at June 30, 2026 totaled $256.7 million.

Joseph Todisco, CorMedix Chairman & CEO, commented, “CorMedix delivered a strong second quarter, generating $101.9 million in consolidated revenue and $58.7 million of adjusted EBITDA, reflecting continued execution across our business. We remain confident in our full-year 2026 outlook and our revenue and adjusted EBITDA guidance as we continue to navigate the post-TDAPA reimbursement environment for DefenCath with discipline and focus. We also made meaningful progress across our pipeline and expect the near-term submission of the REZZAYO sNDA for prophylaxis. With a strong balance sheet, meaningful cash position, and a disciplined capital allocation strategy, we believe CorMedix is well positioned to support our commercial priorities, advance high-value development programs, and create sustainable long-term value for shareholders."

(1)    Adjusted EBITDA is a non-GAAP financial measure and excludes non-cash items such as depreciation, amortization, stock-based compensation, interest and other income and expense, taxes and certain non-recurring items.  See “Non-GAAP Financial Measures” on the following pages for additional information regarding the use of EBITDA and Adjusted EBITDA and a reconciliation to the most comparable GAAP measure.
Second Quarter 2026 Financial Highlights

For the second quarter of 2026, CorMedix recorded $101.9 million in consolidated revenue, comprised of $66.1 million in sales of DefenCath and $35.8 million associated with the acquired Melinta portfolio, an increase from $39.7 million in total revenue in the comparable period of 2025. DefenCath sales increased year over year largely due to the onboarding of a large dialysis organization in mid-2025. As the Melinta acquisition occurred in August 2025, the second quarter of 2025 included revenue from only sales of DefenCath.

Total operating expenses in the second quarter of 2026 were $34.2 million, compared with $18.3 million in the second quarter of 2025, an increase of approximately 87%. The increase of $15.9 million over the prior period was driven primarily by the contribution of operating expenses from the Melinta acquisition for the full quarter and reflects the larger combined company.

Research and development (R&D) expenses in the second quarter of 2026 were $6.7 million, compared with $2.4 million for the same period in 2025. The increase in R&D was primarily due to an increase in personnel and clinical trial services in support of the ongoing clinical programs, including pediatric studies for several brands and the continued investment in the development of DefenCath for the TPN indication.

Selling and marketing expense increased approximately 95% to $12.4 million in the second quarter of 2026 from $6.4 million in the second quarter of 2025. The increase was primarily due to higher personnel cost associated with the larger product portfolio and related marketing programs.

General and administrative expenses increased approximately 59% to $15.1 million in the second quarter of 2026 from $9.5 million in the second quarter of 2025. The increase was primarily attributable to higher costs associated with operating as a combined company following the acquisition, including branded prescription drug fees, and higher personnel, information technology, legal and facilities costs.  This year-over-year increase in G&A was partially offset by the recognition of $4.2 million during the three months ended June 30, 2026, of expected insurance reimbursement of legal fees incurred by the Company to support its ongoing securities litigation. Of the $4.2 million credit recorded in the second quarter, $2.7 million related to legal fees that were incurred in prior periods.

CorMedix recorded net income of $26.0 million, or $0.33 and $0.29 per basic and diluted share, respectively, in the second quarter of 2026, compared with net income of $19.8 million, or $0.29 and $0.28 per basic and diluted share, respectively, in the second quarter of 2025. Also for the second quarter of 2026, CorMedix reported adjusted EBITDA of $58.7 million, compared to adjusted EBITDA of $22.4 million in the second quarter of 2025.

The Company reported cash and cash equivalents of $256.7 million at June 30, 2026, excluding restricted cash. The Company believes that it has sufficient resources to fund operations for at least twelve months from the issuance of the Company’s Quarterly Report on Form 10-Q.

Conference Call Information

CorMedix will host a conference call and webcast today, August 13, 2026, at 8:30AM Eastern Time, to discuss recent corporate developments and financial results. Call details and dial-in information are as follows:

August 13, 2026 @ 8:30am ET
Domestic:        1-844-676-2922
International:        1-412-634-6840
Webcast:        Webcast Link

About CorMedix

CorMedix Therapeutics is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases in the United States. CorMedix is focused on selling and marketing products in institutional settings of care in the US and has field based medical and commercial infrastructure deployed in hospitals, clinics and infusion centers. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements including, but not limited to statements regarding financial and business guidance; sales, revenue and operating expense estimates; Adjusted EBITDA estimates; expectations regarding product utilization and sales; the risk that topline data from CorMedix’s and its partners’ clinical trials, including the ReSPECT study, that CorMedix announces or publishes from time to time may change as more patient data become available or may be interpreted differently if additional data is disclosed; estimates of total addressable market size; failure to successfully conduct future clinical trials, including due to CorMedix’s or its partners’ potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things; development of unexpected safety or efficacy concerns related to CorMedix’s product candidates; expectations and timing regarding clinical trials and development, performance expectations and revenue opportunities of CorMedix’s product pipeline; expectations regarding implementation and perceived benefits of CorMedix’s products; continued pricing pressures and the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and patient access to pharmaceuticals and reporting obligations related thereto; the expiration of intellectual property protection for certain of the company's products and competition from generic and biosimilar products. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. In addition, pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transaction been consummated as of the date indicated nor does it reflect the potential future results of the combined company. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results, which facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors
daniel@lifesciadvisors.com
(617) 430-7576

CORMEDIX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue and Grant Income:
Product sales, net	$94,341	$39,736	$216,257	$78,818
Contract revenue	4,966	-	8,048	-
Grant income	2,624	-	5,053	-
Total Revenue and Grant Income	$101,931	$39,736	$229,358	$78,818
Cost of sales (exclusive of amortization of intangibles)	14,505	1,810	26,510	3,355
Amortization of intangibles	10,300	52	20,600	104
Gross profit	$77,126	$37,874	$182,248	$75,359
Operating Expenses:
Research and development	$6,684	$2,442	$13,896	$5,635
Selling and marketing	12,447	6,384	24,979	10,858
General and administrative	15,085	9,504	36,805	19,197
Total Operating Expenses	$34,216	$18,330	$75,680	$35,690
Income From Operations	$42,910	$19,544	$106,568	$39,669
Other (Expense) Income:
Unrealized gain (loss) on marketable equity security	2,546	-	(1,000)	-
Change in contingent consideration	(6,652)	-	(10,851)	-
Other non-operating (expense) income, net	(71)	806	(339)	1,325
Total Other (Expense) Income	(4,177)	806	(12,190)	1,325
Income before income taxes	38,733	20,350	94,378	40,994
Tax expense	12,745	522	29,789	522
Net Income	$25,988	$19,828	$64,589	$40,472
Net Income Per Common Share – Basic	$0.33	$0.29	$0.81	$0.60
Net Income Per Common Share - Diluted	$0.29	$0.28	$0.72	$0.58
Weighted Average Common Shares Outstanding – Basic	78,444	67,928	78,949	66,593
Weighted Average Common Shares Outstanding – Diluted	92,479	71,919	92,543	70,354

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In Thousands)

	June 30,	December 31,
	2026	2025
	(Unaudited)	(Audited)

ASSETS
Cash and cash equivalents	$256,692	$144,837
Short-term investments	-	3,694
Trade receivables, net	161,305	171,233
Inventories	38,583	29,716
Goodwill and intangible assets	388,474	409,074
Deferred tax assets	-	16,276
Other current and long-term assets	58,998	51,312
Total Assets	$904,052	$826,142

Total Liabilities	$443,219	$420,835
Stockholders' Equity	460,833	405,307
Total Liabilities and Stockholders’ Equity	$904,052	$826,142

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Net income	$64,589	$40,472
Net cash provided by (used in) operating activities	$128,619	$49,728
Net cash (used in) provided by investing activities	$2,404	$(20,407)
Net cash provided by financing activities	$(19,168)	89,336
Net Increase (Decrease) in Cash and Cash Equivalents	$111,855	$118,658
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	$145,825	$40,756
Cash, Cash Equivalents and Restricted Cash - End of Period	$257,680	$159,414

CORMEDIX INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(In Thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$25,988	$19,828	$64,589	$40,472
Adjusted to add (deduct):
Interest expense (income)	63	(822)	245	(1,379)
Provision for income taxes	12,745	522	29,789	522
Depreciation and amortization	10,540	163	21,084	325
EBITDA (Non-GAAP)	$49,336	$19,691	$115,707	$39,940
Adjusted to add (deduct):
Change in estimate for sales allowances	-	-	(8,983)	-
Stock-based compensation expense	4,084	2,677	8,666	6,177
Merger related and reorg costs	1,202	-	1,385	(146)
Other expense	4,114	16	11,945	54
Adjusted EBITDA (Non-GAAP)	$58,736	$22,384	$128,720	$46,025